EXHIBIT 10.3
FIRST AMENDMENT
TO
DEFERRED SHARE
LONG-TERM LOYALTY BONUS AGREEMENT
A. The Deferred Share Long-Term Loyalty Bonus Agreement (the “Agreement”) made as of December 31, 2003 by and between CentraCore Properties Trust (f/k/a Correctional Properties Trust), a Maryland real estate investment trust (the “Company”), and Charles R. Jones (the “Participant”) is hereby amended as follows:
     1. Section 3 of the Agreement is hereby amended by deleting the period at the end of subsection (a)(ii) and by adding “, or” in lieu thereof.
     2. Section 3 of the Agreement is hereby further amended by adding the following subsection 3(a)(iii) immediately after subsection 3(a)(ii) thereof:
               ”(iii) Upon a ‘Change in Control,’ as defined in his Employment Agreement.”
     3. Section 4(a) of the Agreement is hereby amended by deleting the last sentence thereof and substituting therefor the following:
“Notwithstanding the foregoing, the Company shall deliver the Common Shares of the Company to the Participant immediately following the vesting event described in subsection 3(a)(iii). Upon such delivery of Common Shares to the Participant, this Agreement shall terminate.”

B. Except as amended herein, the Agreement is hereby confirmed in all other respects.
     IN WITNESS WHEREOF, this First Amendment is entered into this twenty-seventh day of July, 2006 by the parties hereto.

CENTRACORE PROPERTIES TRUST, a Maryland real estate investment trust
By:	/s/ Clarence Anthony
	Name:	Clarence Anthony
	Title:	Chairman of the Compensation Committee

/s/ Charles R. Jones
Charles R. Jones